As filed with the Securities and Exchange Commission on July 28, 1997.
                               Registration No. 333-28863




                            SECURITIES AND EXCHANGE COMMISSION
                                  Washington, D.C.  20549




                                      AMENDMENT NO. 2
                                            TO
                                          FORM S-3
                                    REGISTRATION STATEMENT
                                           UNDER
                                   THE SECURITIES ACT OF 1933




                                    OSICOM TECHNOLOGIES, INC.
                   (exact name of registrant as specified in its charter)

    New Jersey                               3672                22-2367234
(State or other              (Primary Standard Industrial     (I.R.S. Employer
 jurisdiction of              Classification Code Number)  Identification No.)
 incorporation
 or organization)

                                    2800 28th Street, Suite 100
                                   Santa Monica, California 90405
                                         (310) 581-4030
                 (Address, including zip code, and telephone number, including area code, of registrant's principal offices)

                                           PAR CHADHA
                                      Chief Executive Officer
                                     Osicom Technologies, Inc.
                                    2800 28th Street, Suite 100
                                  Santa Monica, California 90405
                                         (310) 581-4030
                    (Name, address, including zip code, and telephone number,
                            including area code, of agent for service)




                                              Copy to:
                                       W. RAYMOND FELTON, ESQ.
                            Greenbaum, Rowe, Smith, Ravin, Davis & Himmel LLP
                                       Metro Corporate Campus I
                                        Post Office Box 5600
                                     Woodbridge, New Jersey 07095
                                            (908) 549-5600




             Approximate date of commencement of proposed sale to the public:
    As soon as practicable after this Registration Statement becomes effective.




     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.




     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.


CALCULATION OF REGISTRATION FEE





                                                Proposed                  Proposed
                                                Maximum                   Maximum
                                Amount          Offering    Aggregate     Amount of
Title of each Class of          to be           Price per   Offering      Registration
Securities to be Registered     Registered      Share (1)     Price        Fee
Common Stock, par
  value $.10 per share          674,419         $ 7.19(1)   $4,849,072.60  $1,469.42

Common Stock, par
  value $.10 per share          314,286         $ 6.81(2)   $2,140,287.66  $  648.57

Common Stock, par
  value $.10 per share        1,198,531         $ 6.78(3)   $8,126,040.18  $2,462.44

(1) Estimated pursuant to Rule 457 based upon the closing price of the Common Stock on June 5, 1997 as reported on The Nasdaq Small Cap Market solely for the purpose of computing the registration fee. The registration fee relating to these shares was paid upon the original filing of this Registration Statement.

(2) Estimated pursuant to Rule 457 based upon the closing price of the Common Stock on July 2, 1997 as reported on The Nasdaq Small Cap Market solely for the purpose of computing the registration fee.

(3) Estimated pursuant to Rule 457 based upon the closing price of the Common Stock on July 24, 1997 as reported on the Nasdaq Small Cap Market solely for the purpose of computing the registration fee.

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                                      OSICOM TECHNOLOGIES, INC.
                                                         Cross Reference Sheet


Form S-3 Item No. and Caption
Prospectus Caption

1.       Forepart of the Registration
         Statement and Outside Front
         Cover Page of Prospectus                       Outside Front Cover Page

2.       Inside Front and Outside Back
         Cover Pages of Prospectus                      Inside Front Cover;
                                                        Outside Back Cover Page
3.       Summary Information, Risk
         Factors and Ratio of Earnings
         to Fixed Charges                               Prospectus Summary;
                                                        The Company;
                                                        Risk Factors

4.       Use of Proceeds                                Use of Proceeds

5.       Determination of Offering
         Price                                          Not Applicable

6.       Dilution                                       Not Applicable

7.       Selling Security Holders                       Not Applicable

8.       Plan of Distribution                           Outside Front Cover
                                                        Page; Plan of
                                                        Distribution

9.       Description of Securities
         to be Registered                               Not Applicable

10.      Interest of Named Experts and
         Counsel                                        Not Applicable

11.      Material Changes                               Not Applicable

12.      Incorporation of Certain
         Information by Reference                       Incorporation of Certain
                                                        Documents by Reference
13.      Disclosure of Commission
         Position on Indemnification
         for Securities Act Liabilities                Indemnification

                                SUBJECT TO COMPLETION, DATED JULY 28, 1997

PROSPECTUS


                                              2,187,236 SHARES

                                           OSICOM TECHNOLOGIES, INC.

                                                COMMON STOCK

     This Prospectus relates to an aggregate of 2,187,236 shares of Common Stock, par value $.10 per share (the "Shares") of Osicom Technologies, Inc., a New Jersey corporation ("Osicom" or the "Company"). The Shares being registered hereby are to be offered for the account of the holders thereof ("Selling Shareholders"). The Company will not receive any of the proceeds from the sale of the Shares by the Selling Shareholders. See "Selling Shareholders" and "Plan of Distribution."
All expenses incurred in connection with this offering are being borne by the Selling Shareholders.

     The Company has been advised by the Selling Shareholders that there are no underwriting arrangements with respect to the sale of the Shares, that the Shares may be sold from time to time in the over-the-counter market at then prevailing prices or in privately negotiated transactions, and that usual and customary brokerage fees may be paid by the Selling Shareholders in connection therewith. See "Selling Shareholders" and "Plan of Distribution."

     The Company's Common Stock is quoted on the Nasdaq Market under the symbol "FIBR." On July 24, 1997, the closing price for the Common Stock was $6.78 as reported by Nasdaq.








     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                   The date of this Prospectus is July  , 1997

     No dealer, salesperson or other person is authorized in connection with any offering made hereby to give any information or to make any representation not contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the Shares to any person in any jurisdiction in which it is unlawful to make such an offer or solicitation to such person. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that the information contained herein is correct as of any date subsequent to the date hereof.

                         AVAILABLE INFORMATION

     The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copies at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 500 West Madison Street, Chicago, Illinois 60601 and 7 World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Company's Common Stock is quoted on Nasdaq, and such reports, proxy statements and other information can also be inspected at the offices of Nasdaq Operations, 1735 K Street, N.W., Washington, D.C.

     The Company has filed with the Commission a registration statement on Form S-3 (copies of which may be obtained from the Commission at its principal office in Washington, D.C. upon payment of the charges prescribed by the Commission, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"). This Prospectus does not contain all of the information set forth in the Registration
Statement and the exhibits thereto. Statements contained in this Prospectus as to the contents of any contract or any other documents are not necessarily complete and, in each such instance, reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified by such reference.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The following documents filed by the Company with the Commission pursuant to the Exchange Act (File No. 0-15810) are hereby incorporated by reference in this Prospectus, except as otherwise superseded or modified herein:

     (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended January 31, 1997.
     (b) The Company's Quarterly Report on Form 10-QSB for the quarter ended April 30, 1997.
     (c)      The Company's Registration Statement on Form S-3 dated March 10,
              1997.
     (d)      All documents subsequently filed by the Company pursuant to
              Section 13, 14, or 15(d) of the Exchange Act prior to the termination of the offering to which this Prospectus relates shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents.

     Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed documents which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will furnish without charge to each person to whom this Prospectus is delivered, upon his written or oral request, a copy of any of all of the documents referred to above which have been incorporated into this Prospectus by reference (other than exhibits to such documents). Requests for such copies should be directed to:

                                OSICOM TECHNOLOGIES, INC.
                               2800 28th Street, Suite 100
                              Santa Monica, California 90405
                                  Attention:  Par Chadha
                                      (310) 581-4030

                                     OFFERING SUMMARY


     The following summary is qualified in its entirety by the detailed information and financial statements appearing elsewhere in this Prospectus.

                              THE COMPANY

     The Company is a Santa Monica, California-based business which designs, manufactures and markets products for use in Local Area Networks (LANs), Wide Area Networks (WANs) and broadband networks. The Company operates in one business segment with products including remote access servers, hubs and switches, routers, multiplexers, concentrators, high performance network adapters, network print servers, frame relay encryption devices, video switches and routers, and it designs, manufactures and markets a family of other products to build communications systems over copper, fiber optic or wireless transmission media.

     The Company is organized by division according to product line and functionality. The product line divisions are:
Networking (including routers, hubs and switches and network interface cards), Broadband, and Network Print Servers. The functionality divisions are: Sales, Distribution Sales, Marketing and Manufacturing. The Sales Division is further organized by customer category: Original Equipment Manufacturers (OEMs), Governments (including both state and federal), Value Added Resellers (VARs), and Carriers (including telephone companies and Internet Service Providers (ISPs)). The Manufacturing Division includes both domestic and overseas manufacturing operations.

Business Strategy

Overview

     The Company's strategy consists of a three-phase program:
Phase I, which began in 1993, was a period of concentrated acquisition and financing activity in which the Company acquired the assets it felt were necessary in order to compete in the networking arena. Though obtaining networking assets through acquisition will remain a part of the Company's growth strategy, the Company sees Phase I, with its dominant emphasis on acquisition, as having come to a close.

     The Company is now embarked upon Phase II, a several-year period it believes will be characterized by actions having both near-term and long-term benefits. In general, in the near-term (1-3 year), the Company will attempt to exploit market opportunities insufficiently addressed or exploited by its larger competitors. Therefore the Company believes that these actions will allow it to achieve substantial near-term internal growth. While the Company is taking these steps to achieve new levels of sales and profitability during Phase II, it will also be developing new, or enhancing existing core competencies and customer relationships. There are no assurances that these results will be achieved.

     In Phase III, the Company plans to leverage those competencies and relationships with the goal of capturing a significant share of the networking market.

Phase I

     Phase I began with the Company's acquisition of Meret Optical Communications in 1993 and culminated with the group of acquisitions during the year ended January 31, 1997. This acquisition activity made it possible for the Company to assemble the assets it believed it needed to compete in the networking arena. In its review of firms to acquire, the Company pursued those whose assets were consistent with the Company's long-term strategic goals. Specifically, at the outset of Phase I, the Company identified acquisition candidates that were producing or could produce the products and technology which the Company sees as the building block of the "converged network" (i.e. a network were data, voice and video are all transmitted over a single medium, be it copper wire, fiber cable, or wireless). The Company sought to acquire firms that owned core technologies, had established sales channels, and were producing, or could produce, competitive products which were characterized by high functionality, low-cost and open architecture.

     The Company's Phase I search for these special assets resulted in the acquisitions of Cray Communications, Inc., Digital Products, Inc., Distributed Systems, Inc. and Rockwell Network Systems. These firms were producing or had the potential to produce the kind of high-functionality open architecture, standards-based products the Company intends to establish as its hallmarks.

     To complement the activities of these firms, the Company also sought to obtain during Phase I, low-cost, high-quality manufacturing and distribution resources. The Company therefore merged with Builders Warehouse Association, Inc. (BW), one of whose key assets is a 279,000 square foot ISO-9001 certified manufacturing plant on mainland China which, at the time of the Company's acquisition of BW, was already producing networking products for OEMs. The Company also believed that BW's product distribution capabilities would significantly expand the Company's existing distribution channels.

     Finally, because the Company has a long-term vision of a converged global networking environment in which wireless and photonics play an increasingly important role, the Company also sought to acquire assets which, in combination with the Company's mainstream networking assets, would move the Company to the forefront of that converging environment. Thus, the Company acquired, through the merger with BW, Sciteq Electronics, Inc., whose core competencies are in the area of Radio Frequency Synthesis. The Company also acquired Meret Optical Communications, Catel Telecommunications, and Dynair Electronics, whose core competencies are in the delivery and switching of broadband video, audio and data. These acquisitions are central to the Company's ability to build converged networks, and are thus central to what the Company believes is its unique and emerging competitive advantage.

Phase II

     Phase II of the Company's growth plan began in earnest during the fourth quarter of the Fiscal Year just ended. During Phase II, which is expected to last two to three years, the Company will seek to make near-term market gains by exploiting opportunities not being fully or adequately met by the Company's competitors. The opportunities the Company plans to pursue are those which, if properly addressed, will simultaneously allow the Company to develop new and enhance existing core competencies and customer relationships, and thus allow the Company to become a preeminent networking products provider. An example of the type of opportunity the Company will seek during Phase II is its recently-launched relationship with the Asia Broadcast Communications Network ("ABCN").

Strategic Relationships

     In March of 1997, the Company entered into a relationship with ABCN to provide networking equipment for what the Company believes to be the first Asia-wide broadband distribution platform for DBS, multi-media and high-speed Internet access and online services, with a satellite footprint that will cover 280 million current television households and 30 million current PC users. This relationship positions the Company to be ABCN's leading supplier of networking equipment and support services. Moreover, the Company expects this relationship to give the Company the potential for an early and valuable foothold in a geographic market that has the potential for tremendous future growth (and which the Company plans to secure with sales, marketing, design and manufacturing resources it has already positioned, and plans to position in the future in Asia). Furthermore, because ABCN's network will be wireless, this relationship could provide the Company with significant additional opportunities to enhance and develop new products based on wireless technologies. Inasmuch as the Company believes that in the future, networking customers will demand that their systems have solutions for wireless as well as wired connections, its relationship with ABCN may allow the Company to improve the competitive position of its wireless and wired solutions, not just in Asia, but throughout the global networking market.

     To support this program, the Company has made the development of Software Radios, transceivers, and ASICs
(Application Specific Integrated Circuits) to build PCS and
Spread Spectrum products a major component of its research and development effort.

     Another example of the type of strategic relationship the Company has initiated during Phase II is in the area of network print controllers. By affiliating with Adobe and Xionics, two of the leading suppliers of printer controllers and imaging technology, the Company expects to realize additional Phase II sales of its boards and chips designed to make printers network-ready. The Company also believes these relationships to give it a competitive advantage in selling its other products to networking customers who will have network-ready printers on their networks which contain the Company's technology.

     As the Company implements Phase II of its growth strategy, it will maintain this focus on establishing relationships with OEMs whereby the Company acts as provider of ASICs, boards, systems and software to support LAN, WAN and Internet applications. The Company plans to continue doing so as long as these relationships meet its central Phase II criterion of generating near-term financial results while also solidifying the Company's long-term competitive position.

Target Market Segment:  The Workgroup

     The Company believes it can also reap near-term and long-term gains by meeting the needs of the departmental LAN or networking "workgroup," which is generally comprised of small or medium-sized businesses, or the branch offices or small departments of large corporations. The Company believes that on an aggregated basis, the workgroup is the most rapidly-growing segment of the market, and yet, by the Company's analysis, workgroup customers have been inadequately served by the largest networking equipment suppliers because those suppliers emphasized products which require the customer to employ highly specialized support staffs. Such products therefore do not meet the criteria of simplicity and economy demanded by the workgroup customer. By contrast, the Company offers a line of products which have open architecture, provide high-functionality, are economically priced and easy to use. These products are based upon standards which have settled. They are also generally upgradeable to cutting-edge standards which have not yet settled. This means that a workgroup customer's investment in the Company's product line will not necessarily be made obsolete by an advance of standards (e.g. from 28.8 Kbs modems to 56 Kbs modems).

     A case in point is the Company's new IQX-200TM Remote Access Server (RAS), which provides a new level of economy and adaptability for workgroup customers as well as larger "enterprise" customers. In terms of adaptability, the IQX-200TM accepts dial-up connections from 28.8 Kbs modems, as do generally all contemporary RASs. However, the IQX-200TM currently has the capability to also accept dial-up connections from ISDN modems.
A planned upgrade of the IQX-200TM will accept connections from 56 Kbs modems and wireless sources. By contrast, an ISP customer who owns a 28.8 Kbs-accessible RAS from one of the Company's competitors would have to purchase a completely new RAS in order to accept a single new 56 Kbs or ISDN connection. The IQX-200TM also offers superior LAN connectivity. Most RASs offer a 10 Base-T connection. But the IQX-200TM currently offers 10 Base-T, 100 Base-T, and FDDI connectivity, and the planned upgrade will offer Gigabit Ethernet connectivity. Furthermore, the IQX-200TM has a capability of 168 ports, well beyond that offered by competing products (e.g. the competing product from Ascend Technologies offers only 96 ports, and at a cost of several hundreds of dollars more per port than the per-port cost of the IQX-200TM).

     Another case in point is the Company's ROUTERmate-PlusR, a unique product on the market which combines the standard routing and network termination functions into a single unit, thereby reducing the mid-size networking customer's hardware, installation and operating expenses to a fraction of their usual level.

     Beyond having the right products, the Company must also have the right distribution relationships in order to reach these mid-size networking customers. To this end, the Company has established distribution relationships with such important firms in the market as Ingram Micro, Tech Data, Merisel, SED, Pioneer Standard and Graybar. These firms will help the Company penetrate this channel--not only in the United States, but also in Europe and Asia--quickly and cost-effectively.

Commercialization of Technology

     The Company's Phase II strategy of pursuing near-term market opportunities that have the potential to yield long-term benefits also applies to the Company's commercialization of its proprietary ASICs. The Company owns ASICs for Ethernet and Fast Ethernet, PCI bus, video matrix switch, Radio Frequency Synthesis, WAN interface and other applications, plus key, proprietary software packages which it bundles with these ASICs. The Company also owns one of the industry's latest "multifunction" ASICs, the Network Communications Controller. This ASIC includes a RISC processor, a 10/100 Ethernet connection, and a network print server all on a single chip. While the Company's competitors generally make such ASICs available only as part of complete networking systems, the Company's Phase II approach will be to make these ASICs available to customers as add-on boards for existing systems or as chipsets. Selling these technologies at all three levels (system, board and chip) allows the Company to more fully commercialize each ASIC and thus achieve a greater near-term return on each research and development dollar. As the commercial availability of these low-cost ASICs will provide a disincentive for the Company's competitors to develop their own competing technologies, the Company's technologies in these areas may evolve towards becoming industry standards and thus may enhance the Company's competitiveness in selling other networking products which require compatibility with its ASICs. There can be assurance that the Company's technology will be accepted as an industry standard.

     Future chips to be developed and commercialized in this manner will include applications for 64-bit PCI bus, Gigabit Ethernet, and Media Access Controllers (MACs) that support both LAN and WAN with particular support for wireless technologies (e.g. PCS and Spread Spectrum).

Phase III

     At the completion of Phase II, the Company expects to have the following resources available for use in implementing the final stage of its long-term growth strategy:

-- Extensive installed base of its full line of wireless-compatible networking equipment throughout Asia and the Pacific Rim.

--   Preeminent competency in wireless networking worldwide.

-- Significant installed base of its networking products among the high-growth workgroup segment of the market.

-- Significant brand awareness as a provider of easy-to-use, easy-to-upgrade, low-cost networking solutions.

-- Strong relationships in all sales channels and with all major distributors.

-- Ownership of a variety of proprietary technologies used in the next generation of OEM-supplied networking systems.

     During Phase III, which the Company expects to last between 5 and 10 years, the Company plans to exploit these technological and economic strengths to efficiently capture a significant share of the market for its products in those sales channels where it can be effective. The Company plans to achieve these gains efficiently by distinguishing itself as a supplier of both wired and wireless networking solutions that are highly functional, adaptable, economical and easy to use. There can be no assurance that the market will develop as the Company expects.

Summary

     The Company's basic strategy is to pursue business opportunities that simultaneously contribute to the Company's near-term sales and profitability as well as its longer-term ability to distinguish itself from its competitors in the networking marketplace. The centerpiece of this stragegy is the Company's growing expertise in wireless networking, which the Company plans to leverage to make sales of both wireless and wired solutions. However, if the market fails to develop, develops more slowly than expected or becomes saturated with competing technologies, the Company's business, results of operations and financial condition will be materially adversely affected.

                                RISK FACTORS

     Prospective investors should carefully consider the following factors regarding an investment in Osicom Common Stock, in addition to the other information contained in this Prospectus.

Volatility of Common Stock Prices

     There has been significant volatility in the market prices of securities of companies in the networking industry, including the Osicom Common Stock. Various factors and events, including those relating specifically to Osicom, its vendors or its competitors and those relating generally to the industry, may have a significant impact on the trading price of the Osicom Common Stock.

Competition

     The markets for the products and services of the Company are intensely competitive, highly fragmented and characterized by rapidly changing technology, evolving industry standards, price competition and frequent new product introductions. A number of companies offer products that compete with one or more of the Company's products. The Company's current and prospective competitors include original equipment manufacturers ("OEMs"), product manufacturers of Internet access and remote LAN access equipment, and manufacturers of LAN servers and client access and network systems products. In the Internet access and remote LAN access equipment market, the Company competes primarily with Cisco, 3Com, U.S. Robotics, Ascend Communications, Tektronics, Scientific Atlanta, Grandalf, Cabletron, BAY Network, Network Peripherals, Interphase, Microdyne, Asante, and several other companies. The Company has experienced and expects to continue to experience increased competition from current and potential competitors, many of whom have substantially greater financial, technical, sales, marketing and other resources, as well as greater name recognition and a larger customer base than the Company. Accordingly, such competitors or future competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements or devote greater resources to the development, promotion and sales of their products than the Company. In particular, established companies in the personal computer industry may seek to expand their product offerings by designing and selling products using competitive technology that could render the Company's products obsolete or have a material adverse effect on the Company's sales. The markets in which the Company competes currently are subject to intense competition and the Company expects additional price and product competition as other established and emerging companies enter these markets and new products and technologies are introduced. Increased competition may result in further price reductions, reduced gross margins and loss of market share, any of which could materially and adversely affect the Company's business, operating results and financial condition. There can be no assurance that the Company will be able to compete successfully against current and future competitors, or that competitive factors faced by the Company will not have a material adverse effect on the Company's business, operating results and financial conditions.

New Product Development and Rapid Technological Change;
Dependence on LAN and WAN Technologies

     The personal computer industry is characterized by rapidly changing technologies, evolving industry standards, frequent new product introductions, short product life cycles and rapidly changing customer requirements. The introduction of products embodying new technologies and the emergence of new industry standards can render existing products obsolete and unmarketable. The Company's future success will depend on its ability to enhance its existing products and to introduce new products to meeting changing customer requirements and emerging technologies. As other communications technologies such as Gigabit Ethernet, Fibre Channel, Frame Relay, Asynchronous Transfer Mode ("ATM"), Asymmetric Digital Subscriber Line ("ADSL") and communication over copper, fiber or wireless networks, are developed and gain market acceptance, the Company will be required to enhance its connectivity products to support new LANs and WANs, including Internet access technologies, or if its current and prospective future products do not achieve widespread customer acceptance as a result of the adoption of alternative technologies, the Company's business, operating results and financial condition would be materially and adversely affected. The Company has historically derived a substantial majority of its revenues from the sale of networking products. In the event that current LAN and WAN technology is modified or replaced and the Company is unable to modify its products to support new technology, or alternative technologies, the Company's business, operating results and financial condition could be materially and adversely affected. The
Company has in the past and may in the future experience delays in new product development. There can be no assurance that the Company will be successful in developing and marketing product enhancements or new products that respond to technological change, evolving industry standards and changing customer requirements; that the Company will not experience difficulties that could delay or prevent the successful development, introduction and marketing of these products or product enhancements, or that its new products and product enhancements will adequately meet the requirements of the marketplace and achieve any significant degree of market acceptance. Failure of the Company, for technological or other reasons, to develop and introduce new products and product enhancements in a timely and cost-effective manner would have a material adverse effect on the Company's business, operating results and financial condition. In addition, the future introductions or even announcement of products by the Company or one of its competitors embodying new technologies or changes in industry standards or customer requirements could render the Company's then-existing products obsolete or unmarketable. There can be no assurance that the introduction or announcement of new product offerings by the Company or one or more of its competitors will not cause customers to defer purchase of existing Company products. Such deferment of purchases could have a material adverse effect on the Company's business, operating results and financial condition.

     Complex products such as those offered by the Company may contain undetected or unresolved defects when first introduced or as new versions are released. There can be no assurance that, despite testing by the Company, defects will not be found in new products or new version or products following commercial release, resulting in loss of market share, delay in or loss of market acceptance, or product recall. Any such occurrence could have a material adverse effect upon the Company's business, operating results or financial condition.

Dependence on Contract Manufacturers and Limited Source Suppliers

     Though the Company manufactures many of its own products, it also materially relies upon independent contractors to manufacture to specification certain of its other components, subassemblies, systems and products. The Company also relies upon limited-source suppliers for a number of components used in the Company's products, including certain key microprocessors and integrated circuits. There can be no assurance that these independent contractors and suppliers will be able to meet the Company's future requirements for manufactured products, components and subassemblies in a timely fashion. The Company generally purchases limited-source components pursuant to purchase orders and has no guaranteed supply arrangements with these suppliers.
In addition, the availability of many of these components to the Company is dependent in part by the Company's ability to provide its suppliers with accurate forecasts of its future requirements.

The Company believes that there are alternative suppliers of alternative components for all of the components contained in its products. However, any extended interruption in the supply of any of the key components currently obtained from a limited source would disrupt its operations and have a material adverse effect on the Company's business, operating results and financial condition.

Dependence on Proprietary Rights and Technology

     The Company's ability to compete is dependent in part on its proprietary rights and technology. The Company relies primarily on a combination of patent, copyright and trademark laws, trade secrets, confidentiality procedures and contract provisions to protect its proprietary rights. The Company generally enters into confidentiality agreements with its employees, and sometimes with its resellers, distributors, customers and potential customers and limits access to the distribution of its software, hardware designs, documentation and other proprietary information. There can be no assurance that the steps taken by the Company in this regard will be adequate to prevent the misappropriation of its technology. Furthermore, though the Company has been issued patents, there can be no assurance that the patent application process will be beneficial to the Company. Patents applications may be denied. Any patents, once issued, may be circumvented by competitors of the Company. Furthermore, there can be no assurance that others will not develop technologies that are superior to the Company's. Despite the Company's efforts to protect its proprietary rights, unauthorized parties may attempt to copy aspects of the Company's products or to obtain and use information that the Company regards as proprietary. In addition, the laws of some foreign countries do not protect the Company's proprietary rights as fully as do the laws of the United States. There can be no assurance that the Company's means of protecting its proprietary rights in the United States or abroad will be adequate or that competing companies will not independently develop similar technology.

Dependence on Key Personnel

     The Company's business and prospects depend to a significant degree upon the continuing contributions of its key management, sales, marketing, product development, and administrative personnel. The Company does not have employment contracts with most of its key personnel and does not maintain any key person life insurance policies. The loss of key management or technical personnel could materially and adversely affect the Company's business, operating results and financial condition. The Company believes that its prospects depend in large part upon its ability to attract and retain highly-skilled engineering, managerial, sales, marketing and administrative personnel. Competition for such personnel is intense, and there can be no assurance that the Company will be successful in attracting and retaining such personnel. Failure to attract and retain key personnel could have a material adverse effect on the Company's business, operating results and financial conditions.

Compliance and Regulations and Evolving Industry Standards

     The market for the Company's products is characterized by the need to meet a significant number of communications regulations and industry standards, some of which are evolving as new technologies are deployed.
In the United States, the Company's products must comply with various regulations defined by the Federal Communications Commission and standards established by Underwriters Laboratories and Bell
Communications Research for some public carrier services, installed equipment does not fully comply with current industry standards, and this noncompliance must be addressed in the design of the Company's products. Standards for new services such as Frame Relay, ATM, Gigabit Ethernet and Fibre Channel are still evolving. The Company is a member of several standards committees including Gigabit Ethernet, ATM and FDDI, to enable the Company to participate in the development of standards for emerging technologies. However, as the standards evolve, the Company will be required to modify its products or develop and support new versions of its products. The failure of the Company's products to comply or delays in compliance, with the various existing and evolving industry standards could delay introduction of the Company's products, which could materially and adversely affect the Company's business, operating results and financial condition.

     Government regulatory policies are likely to continue to have a major impact on the pricing of existing as well as new public network services and therefore are expected to affect demand for such services and the telecommunications product that support such services. Tariff rates, whether determined by network service providers or in respondent regulatory directives, may affect the cost-effectiveness of deploying communication services. Such policies also affect demand for telecommunications equipment, including the Company's current and planned products.

     In foreign countries, the Company's products are subject to a wide variety of governmental review and certification requirements. Any future inability to obtain on a timely basis foreign regulatory approvals could materially and adversely affect the Company's business, operating results and financial condition.

Control by Directors, Executive Officers and Principal
Shareholders

     The present directors, executive officers and principal shareholders, and their affiliates and related persons beneficially own approximately 34% of the outstanding shares of the Company's Common Stock. As a result, these shareholders will have a significant influence upon all matters requiring shareholder approval, including the election of directors, and will continue to have significant influence over the affairs of the Company. Such concentration of ownership may have the effect of delaying, deferring or preventing a change in control of the Company.

Shares Eligible for Future Sale

     No prediction can be made as to the effect, if any, that future sales of Common Stock, or the availability of Common Stock for future sales, will have on the market price of Common Stock prevailing from time to time. Sales of a substantial number of shares of Common Stock in the public market could adversely affect the market price for the Company's common stock.

Forward-Looking Statements

     This Prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements include the Company's plans to introduce Gigabit Ethernet, ATM switches for workgroups and enterprise markets, scalable routers with broad practical support and aggregation possibilities, and the Company's plans to develop new products, expand its sales force, expand its customer base, make acquisitions and expand within international markets. Such forward-looking statements also include the Company's expectations concerning factors affecting the markets for its products, such as demand for increased bandwidth, the migration from private to public networks, growth in the corporate use of the Internet, expansion of switches between LANs, remote access for corporate networks, deregulation and increased competition, the introduction of a wide range of new communication service and technologies and growth in the domestic and international market for network access solution. Actual results could differ from those projected in any forward-looking statements for the reasons detailed in the other sections of the "Risk Factors" portion of this Prospectus, and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements.

Fluctuations in Quarterly Operating Results

     The Company's backlog at the beginning of each quarter typically is not sufficient to achieve expected sales for the quarter. To achieve its sales objective the Company is dependent upon obtaining orders during each quarter for shipment in that quarter. Furthermore, the Company's agreements with its customers typically provide that they may change delivery schedules and cancel orders within specified time frames, typically 30 days or more prior to the scheduled shipment date, without significant penalty. The Company's customers have in the past built, and may in the future build, significant inventory in order to facilitate more rapid deployment of anticipated major projects or for other reasons. Decisions by such customers to reduce their inventory levels have led and could lead to reductions in purchases from the Company. These reductions, in turn, have and could cause fluctuations in the Company's operating results and have had and could have an adverse effect on the Company's business, financial condition and results of operations in the periods in which the inventory is reduced.

     Delays or lost sales have and can be caused by other factors beyond the Company's control, including late deliveries by other vendors of components in a customer's system, changes in implementation priorities, slower than anticipated growth in demand for the services that the Company's products support and delays in obtaining regulatory approvals for new services. Delays and lost sales have occurred in the past and may occur in the future. Operating results in recent periods have been adversely affected by delays in receipt of significant purchase orders from customers. In addition, the Company has in the past experienced delays as a result of the need to modify its products to comply with unique customer specifications. These and similar delays or lost sales could materially and adversely affect the Company's business, operating results and financial condition.

     The Company's industry is characterized by declining prices of existing products, therefore continual improvements of manufacturing efficiencies and introduction of new products and enhancements to existing products are required to maintain gross margins. In response to customer demands or competitive pressures, or to pursue new product or market opportunities. The Company may take certain pricing or marketing actions, such as price reductions, volume discounts, or provisions of services at below market rates. These actions could materially and adversely affect the Company's business, operating results and financial condition.

Management of Growth

     The Company has experienced growth through acquisitions as well as internal growth. The future near-term success of the Company will depend upon achieving harmonious relations among key employees, combining operations to realize efficiencies in manufacturing, marketing and sales, and implementing product strategies which allow the benefits of research and development advances in individual subsidiaries to be utilized throughout the Company as a whole. The Company's ability to achieve these objectives will materially affect its business, prospects and financial condition.

                          THE OFFERING


Shares of Common Stock offered...................2,187,236 Shares

Use of Proceeds..................................The Shares are not
                                                 owned by the Company;
                                                 accordingly, the
                                                 Company will receive
                                                 none of the proceeds
                                                 from the sale thereof.

NASDAQ Market Symbol.............................FIBR

                                 USE OF PROCEEDS

     The Company will not receive any of the proceeds from the sale of the Shares by the Selling Shareholders.

                               SELLING SHAREHOLDERS

     The Shares are being registered pursuant to registration rights obligations the Company has to (i) Asia Broadcasting and Communications Network, Ltd. pursuant to a Share Purchase Agreement by and between the
Company and Asia Broadcasting and Communications Network, Ltd.,
(ii) former shareholders of Sciteq Electronics, Inc., pursuant to a
Stock Purchase and Merger Agreement between Builder's Warehouse Association, Inc. (a company which merged with the Company) and Sciteq
Electronics, Inc. dated May 31, 1996, which shares have been transferred to a Selling Shareholder, (iii) former shareholders of
UniPrecision Industrial, Ltd. pursuant to a Stock Purchase Agreement between Builder's Warehouse Association, Inc. (a predecessor to the Company) and UniPrecision Industrial, Inc. dated March 1, 1996, (iv) LaRocque Trading Group, LLC with respect to its purchase of such shares in a private placement; and
(v) Stephen Ricca pursuant to an agreement to issue common stock dated February
19, 1996, as amended.   None of the Selling Shareholders has ever held any
position or office with the Company. The following table sets forth certain information with respect to the beneficial ownership of the Shares by the Selling Shareholder.

                           Beneficial       Beneficial
                           Ownership        Ownership of
                           of Shares of     Shares of
Name of Selling            Common Stock     to be Offered  Common Stock
Shareholder                Prior to Sale    for Sale        After Sale

Asia Broadcasting
 and Communications
 Network, Ltd.               674,419        674,419            0
LaRocque Trading Group, LLC  617,153        617,153            0
Arthur Trakas                 14,286         14,286            0
Co-Time Technology, Ltd.     253,330        253,330            0
Pui See Keung                250,594        250,594            0
Tse Wai Pang, Franko         159,003        159,003            0
Lam Pak Lun                   97,530         97,530            0
Li Yu On                      50,073         50,073            0
Leung Tak Ming                34,862         34,862            0
Yung Wai Lam                  26,146         26,146            0
Stephen Ricca                  9,840          9,840            0


                            PLAN OF DISTRIBUTION

     Although the Company has been advised by the Selling Shareholders that there are no underwriting arrangements with respect to the sale of the Shares, pursuant to this registration the Selling Shareholders may choose to sell all or a portion of the shares from time to time as market conditions permit in the over-the-counter market, or otherwise, at prices and terms then prevailing or at prices related to the then-current market price, or in negotiated transactions.

     The Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions with respect to the Shares. In connection with such transactions, such broker-dealers or other financial institutions may engage in short sales of common stock of the Company in the course of hedging the positions they assume with the Selling Shareholders. Such hedging transactions may require or permit the Selling Shareholders to deliver Shares to such broker-dealers or other financial institutions to settle such hedging transactions. The Selling Shareholders may also sell common stock short and deliver Shares to close out such short positions. If so required by applicable law, this Prospectus, as amended or supplemented may be used to effect (i) the short sales of common stock referred to above, (ii) the sale or other disposition by the broker-dealers or other financial institutions of any Shares they receive pursuant to hedging transactions referred to above, or (iii) the delivery by the Selling Shareholders of Shares to close our short positions. The

Selling Shareholders may also pledge the Shares registered hereunder to broker-dealer or other financial institution and, upon a default, such broker-dealer or other financial institution may effect sales of the pledged Shares pursuant to this Prospectus (as supplemented or amended to reflect such transaction). In addition, any Shares covered by this Prospectus that qualifies for sale pursuant to Rule 144 may be sold under Rule 144 under the Securities Act rather than pursuant to the Prospectus.

     The Shares may also be sold by one or more of the following methods, without limitation: (a) block trades in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the trans-action; (b) purchases by a broker or dealer as principal and resale by such broker and dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchases; and (d) face-to-face transactions between sellers and purchasers without a broker/dealer. In effecting sales, brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. Such broker or dealers may receive commissions or discounts from Selling Shareholders in amounts to be negotiated. Such brokers and dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the 1933 Act in connection with such sales.

                               INDEMNIFICATION

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities
Act of 1933 and is, therefore, unenforceable.    In the event that a
claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as express in the Act and will be governed by the final adjudication of such issue.

                               LEGAL MATTERS

     The legality of the Shares offered by this Prospectus has been passed upon by Greenbaum, Rowe, Smith, Ravin, Davis & Himmel LLP, Woodbridge, New Jersey.




                                  EXPERTS

     The consolidated financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-KSB for the fiscal year ended January 31, 1997, have been so incorporated in reliance on the reports of BDO Seidman LLP and Weinbaum & Yalamanchi (for the fiscal year ended January 31, 1996) independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.

No dealer, salesperson or other
person has been authorized to give
any information or to make any
representations in connection with
this offering other than those
contained in this Prospectus and, if
given or made, such information or
representations must not be relied
upon as having been authorized by
the Company.  This Prospectus does
not constitute an offer to sell or a
solicitation of an offer to buy by
anyone in any jurisdiction in which
such offer or solicitation is not
authorized, or in which the person
making such offer or solicitation is
not qualified to do so, or to any                      OSICOM TECHNOLOGIES, INC.
person to whom it is unlawful to
make such offer or solicitation.
Neither the delivery of this
Prospectus nor any sale made
hereunder shall, under any
circumstances, create an implication
there has not been any change in the
affairs of the Company since the date hereof.
2,187,236 Shares of

Common Stock


                               Page

Available Information           2
Incorporation of
 Certain Information
 by Reference                   2
Offering Summary                4
The Company                     4
PROSPECTUS
Risk Factors                    5
The Offering                   11
Use of Proceeds                11
Selling Shareholders           11
Plan of Distribution           11                            July , 1997
Indemnification                12
Legal Matters                  12
Experts                        13

                                              PART II
                                  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

     The registrant estimates expenses in connection with the offering described in this Registration Statement will be as follows:

Item                                                               Amount
Securities and Exchange Commission Registration Fee             $ 2,117.99
Printing and Engraving Expenses                                   1,000.00
Accountants' Fees and Expenses                                    2,000.00
Legal Fees and Expenses                                           5,000.00
Miscellaneous                                                       882.01
               Total                                            $11,000.00




Item 15.                  Indemnification of Directors and Officers.

     The description set forth under the caption "Indemnification of Directors and Officers" in the Company's Registration Statement on Form S-4, filed September 6, 1996, No. 33-10667, is incorporated herein by reference.


Item 16.                  Exhibits.

    Exhibit Number       Description of Document

         2. Stock Purchase Agreement dated as of June 1, 1996 between Osicom and BWAI (E).

         3.1             Restated Certificate of Incorporation dated
                         June 14, 1988 (A).

         3.2             Amended and Restated By-Laws of the
                         Registrant, dated April 13, 1988 (B).

         3.3             Series A Preferred Stock Certificate of
                         Designation (C).

         3.4             Series B Preferred Stock Certificate of
                         Designation (E).

         3.5             Series C Preferred Stock Certificate of
                         Designation (E).

         3.6             Series D Preferred Stock Certificate of
                         Designation (I).

         3.7             Series E Preferred Stock Certificate of
                         Designation (I).


        3.8              Series B Preferred Stock Certificate of
                         Designation (I).

        *5.              Opinion of Greenbaum, Rowe, Smith, Ravin,
                         Davis & Himmel LLP.

        10.1             Line of Credit Agreement with Coast
                         Business Credit dated May 28, 1995 and
                         Modification dated January 1996 (D).

        10.2             Acquisition Agreement of Dynair
                         Electronics, Inc. dated June 8, 1995
(D).

        10.3 Acquisition Agreement of Rockwell Network Systems, Inc. dated January 31, 1996
(D).

        10.4             Acquisition Agreement of Cray
                         Communications, Inc.- US (F).

        10.5             Acquisition Agreement of Digital Products,
                         Inc. (G).

        10.6             Share Purchase Agreement of Asia
                         Broadcasting and Communications Network,
                         Ltd. dated as of March 20, 1997 (J).

        10.7 Cooperation and Supply Agreement with Asia Broadcasting and Communications Network,
                         Ltd. dated as of March 20, 1997 (J).

        21               Subsidiaries of the Registrant (I).

        23.1             Consent of BDO Seidman LLP - Page II-6.

        23.2             Consent of Weinbaum & Yalamanchi - Page II-7.

        23.3             Consent of Arthur Andersen & Co., L.L.P.- Page II-8.

       *23.4 Consent of Greenbaum, Rowe, Smith, Ravin, Davis & Himmel LLP (included in opinion filed as Exhibit 5).

*Previously filed.

The foregoing are incorporated by reference from the Registrant's filings indicated:

     (A)       Form 10QSB for quarter ended April 30, 1996
     (B)       Form 10K for year ended January 31, 1993
     (C)       Form 10K/A for year ended January 31, 1994
     (D)       Form 10-KSB for year ended January 31, 1996
     (E)       Form S-4 dated September 6, 1996
     (F)       Form 8-K dated September 23, 1996
     (G)       Form 8-K dated September 12, 1996
     (H)       Form S-3 dated February 25, 1997
     (I)       Form 10-KSB for year ended January 31, 1997
     (J)       Form 8-K dated April 10, 1997

Item 17.                  Undertakings.


     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities
Act of 1933 and is, therefore, unenforceable.    In the event that a
claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as express in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration
     Statement or any material change to such information in the Registration Statement;

provided however that the undertakings set forth in paragraphs (i) and
(ii) above do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on the 28th day of July, 1997.

                                                  OSICOM TECHNOLOGIES, INC.


                                               By:/s/ Par Chadha
                                                -----------------------
                                                  Par Chadha,
                                                  Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature                  Title                     Date


/s/Sharon G. Chadha        Chairman and              July 28, 1997
-------------------        Director
SHARON G. CHADHA


/s/Christopher E. Sue
---------------------      Chief Financial           July 28, 1997
CHRISTOPHER E. SUE         Officer, Principal
                           Financial and
                           Accounting Officer


/s/Par Chadha
---------------------      Chief Executive           July 28, 1997
PAR CHADHA                 Officer, Director


/s/Humbert Powell
---------------------      Director                  July 28, 1997
HUMBERT POWELL


/s/Xin Cheng, Ph.D.        Director                  July 28, 1997
---------------------
XIN CHENG, Ph.D


/s/Leonard Hecht           Director                  July 28, 1997
---------------------
LEONARD HECHT

                                       Exhibit 23.1

                                     BDO Seidman, LLP
                            1900 Avenue of the Stars, 11th Floor
                                  Los Angeles, CA  90067







                    Consent of Independent Certified Public Accountants



Osicom Technologies, Inc.
Santa Monica, California


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated April 15, 1997, accompanying the financial statements of Osicom Technologies, Inc. (the "Company") as of January 31, 1997, and for the year then ended, as included in the Company's Annual Report on Form 10-KSB for the year ended January 31, 1997, and to the reference to us under the heading "Experts" in the Prospectus which is part of such Registration Statement.




                                         BDO SEIDMAN, LLP




Los Angeles, California
July 25, 1997

                                           Exhibit 23.2


                                       Weinbaum & Yalamanchi
                                     Certified Public Accountants
                                   1800 North Argle Avenue, Suite 413
                                      Los Angeles, California  90028
                                          (213) 467-8945



                                  CONSENT OF INDEPENDENT ACCOUNTANTS




Osicom Technologies, Inc.

       We consent to the use in this registration statement of our report dated April 28, 1997 on Osicom Technologies, Inc.'s, and subsidiaries consolidated financial statements and to the references to us under the caption "Experts" in the Prospectus.




WEINBAUM & YALAMANCHI



Los Angeles, California
July 28, 1997

                                          Exhibit 23.3


                                       ARTHUR ANDERSEN & CO.
                                    Certified Public Accountants
                                        25/F., Wing On Centre
                                      111 Connaught Road Central
                                             Hong Kong






                           CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



      We consent to the incorporation by reference of our report dated March 14, 1997, relating to the financial statements of Uni Precision Industrial Limited, appearing in Form 10-KSB for the year ended January 31, 1997, on the financial statements of Osicom Technologies, Inc. in the Registration Statement on Form S-3 for Osicom Technologies, Inc. (which shall be filed on or about July 3, 1997).


                                                           ARTHUR ANDERSEN & CO.
                                                  Independent Public Accountants



July 28, 1997